CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to (a) the incorporation by reference in this Registration Statement of Pacific Select Fund under the Securities Act of 1933 on Form N-14 of our report dated February 22, 2005, appearing in the Annual Report of the portfolios comprising the Pacific Select Fund as of and for the respective periods ended December 31, 2004, which is incorporated by reference in such Registration Statement; (b) the references to us under the heading “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information for Pacific Select Fund dated May 1, 2005 as supplemented, which is incorporated by reference in such Registration Statement; (c) the reference to us under the heading “Financial Highlights” in the Proxy Statement/Prospectus, which is part of such Registration Statement; and (d) the references to us under the heading “Representations and Warranties” in the Proxy Statement/Prospectus, which is part of such Registration Statement.
Costa Mesa, California
December 15, 2005